Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement") is entered into as of October 27, 2014 by and between Signature Group Holdings, Inc., a Delaware corporation ("Seller"), and Kettle Hill Partners, LP and Kettle Hill Partners II, LP (collectively, the "Buyer").

BACKGROUND

A.   Seller desires to sell, and Buyer desires to purchase, upon the terms and conditions set forth in this Agreement, 300,000 shares of common stock, par value $0.001 of Seller (the “Shares”) in a privately-negotiated transaction at a purchase price of $10.00 per share that qualifies as a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D (“Regulation D”) thereunder.

B.    Concurrent with this Agreement, Seller and Buyer will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, Seller will provide certain registration rights with respect to the Shares under the Securities Act, the rules and regulations thereunder, and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1.   Purchase and Sale.  Pursuant to the terms and conditions set forth in this Agreement, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, 300,000 Shares at a price of $10.00 per Share for a total purchase price of $3,000,000.00 (the “Purchase Price”). Buyer shall pay the Purchase Price in U.S. dollars and immediately available funds by wire transfer into the Seller's account, the details of which are attached as Exhibit B to this Agreement.

2.   Conditions; Closing.  The closing of Buyer’s purchase of the Shares (the “Closing”) shall be October 28, 2014 at the headquarters offices of the Seller, or such other place as the parties shall agree.  At the Closing:

(a)   Seller will issue or deliver a copy of this Agreement duly executed by Seller, the Shares registered in the name of Buyer, and the Registration Rights Agreement duly executed by Seller; and

(b)   Buyer will deliver a copy of this Agreement duly executed by Buyer, the Purchase Price shall be paid to the Seller in immediately available funds via wire transfer pursuant to the wire instructions set forth on Schedule B hereto, and the Registration Rights Agreement duly executed by Buyer.

3.   Representations of Seller.  Seller hereby represents, warrants and covenants to Buyer as of the date hereof and as of the Closing (except for the representations and warranties that speak as of a certain date, which shall be made as of such date) as follows:

(a)   Organization and Qualification. Seller is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Seller is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

(b)   Authority and Compliance.  Seller has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by, and carry out its obligations under, this Agreement, the Registration Rights Agreement and any other document or agreement executed in connection therewith (collectively, the “Transaction Documents”). The execution and delivery of each of the Transaction Documents to which Seller is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of Seller, and no further corporate action is required by Seller, its Board of Directors or its stockholders in connection therewith.  Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by Seller and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.  Except as disclosed in Seller’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, there are no stockholder agreements, voting agreements, or other similar arrangements with respect to Seller’s capital stock to which Seller is a party.

(c)   No Conflicts.  The execution, delivery and performance by Seller of the Transaction Documents to which it is a party and the consummation by Seller of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provisions of Seller’s Certificate of Incorporation or Bylaws or otherwise result in a violation of the organizational documents of Seller, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of Seller or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material contract of Seller that has been filed, or was required to be filed with the SEC pursuant to Item 601(b)(4) or 601(b)(10) of Regulation S-K, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Seller is subject, or by which any property or asset of Seller is bound or affected, except in the case of clause (iii) such as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Seller to perform its obligations hereunder.

(d)   Issuance of the Securities. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.  Assuming the accuracy of the representations and warranties of Buyer in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(e)   SEC Filings. As of the date hereof, Seller has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “SEC Filings”). At the time of the respective filings, the SEC Filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents and (2) did not contain an untrue statement of a material fact of omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The financial statements of Seller included in the SEC Filings (the “Financial Statements”) complied as of their respective filing dates as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. The SEC Filings have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of Seller as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(f)    Private Placement. Assuming the accuracy of Buyer’s representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by Seller to Buyer under the Transaction Documents.

(g)    Brokers and Finders.  No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon Seller or Buyer for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Seller.

4.   Representations of Buyer. Buyer hereby represents, warrants and covenants to Seller as of the date hereof and as of the Closing (except for the representations and warranties that speak as of a certain date, which shall be made as of such date) as follows:

(a)    Organization; Authority. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite limited liability company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company or other applicable like action on the part of Buyer.  Each of this Agreement and the Registration Rights Agreement has been (or upon delivery will have been) duly executed by Buyer, and when delivered by Buyer in accordance with the terms hereof, will constitute the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)    No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the Registration Rights Agreement and the consummation by Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder.

(c)   Restricted Securities. Buyer understands that the Shares are being issued in a transaction that was not, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Buyer’s representations as expressed herein. Buyer understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Buyer must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

(d)    Accredited Investor; No General Solicitation.  Buyer is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Buyer’s principal executive offices are in the jurisdiction set forth immediately below Buyer’s name on the applicable signature page attached hereto. Buyer acknowledges that the Shares were not offered to it by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which Buyer was invited by any of the foregoing means of communications.

(e)   Experience of Buyer. Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, or has so evaluated the merits and risks of such investment. Buyer is able to bear the economic risk of an investment in the Shares and is able to afford a complete loss of such investment.

(f)   Acquisition for Investment. Buyer is acquiring the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with a distribution. Buyer does not have a present intention to sell the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Shares to or through any person or entity; provided, however, that by making the representations herein, Buyer does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with federal and state securities laws applicable to such disposition.

(g)   Access to Information.  Buyer acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Seller concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information, including Seller’s filings with the SEC, about Seller and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Seller possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(h)   Brokers and Finders. No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon Seller or any Buyer for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Buyer.

(i)    Reliance on Exemptions. Buyer understands that the Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Seller is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Shares.

(j)   Legends. Buyer understands that the Shares may bear one or all of the following legends:

(i)   “THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)   Any legend required by the “Blue Sky” laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

After a registration statement on Form S-3 filed pursuant to the Registration Rights Agreement has been declared effective by the SEC, the legends set forth in this Section 4(j)(i) shall be removed and Seller shall issue a certificate without such legend to the holder of the Shares upon which it is stamped or issue the Shares without such a legend to such holder by electronic delivery at the applicable balance account at DTC.  Any fees (with respect to the transfer agent, Seller’s counsel or otherwise) associated with the removal of such legend shall be borne by Seller.

(k)   Material Non-Public Information.

(i)   Buyer is aware and hereby acknowledges that Seller may possess or have access to material non-public or confidential information with regard to Seller’s common stock, business, operations, prospects, financial condition and upcoming activity which has not been communicated to Buyer. Buyer hereby acknowledges and agrees that Seller has offered to provide Buyer with all material, non-public information it possesses in connection with the transaction contemplated by this Agreement and that Buyer has expressly waived receipt of any such information.

(ii)   Buyer is aware and hereby acknowledges that Seller has filed a Current Report on Form 8-K on October 20, 2014 announcing a proposed material acquisition (the “Acquisition 8-K”). Buyer acknowledges that it has reviewed the Acquisition 8-K and related SEC Filings and not received any information from Seller related to such transaction outside of such SEC Filings.

(iii)   Buyer and its affiliates shall not pursue, and hereby waive, any and all claims they may have or may hereafter acquire against Seller or its affiliates, relating to Seller’s or its affiliates’ possession, access to, or any failure to disclose material non-public or confidential information in connection with the transaction.

(iv)   Buyer hereby acknowledges and agrees that neither Seller nor its affiliates has made any representation or warranty, express or implied, regarding any aspect of the transactions contemplated by this Agreement except as explicitly set forth in this Agreement, and Buyer is not relying on any representation or warranty not contained in this Agreement.

(v)   Buyer is aware and hereby acknowledges that Seller (i) is relying upon the content and accuracy of the representations and acknowledgements of Buyer in this Agreement in connection with the transactions contemplated hereby and (ii) would not enter into this Agreement and the transactions contemplated hereby but for such representations and acknowledgements.

(l)   Ownership limits.

(i)   As a result of the transactions contemplated by this Agreement, coupled with any existing shares of Seller’s common stock or other securities held by Buyer as of the date of this Agreement, Buyer will not beneficially own (as such term is defined in Rule 13d-3(a) promulgated under the Exchange Act) in excess of 4.9% of Seller’s common stock.

(ii)   Buyer is not, and as a result of the transactions contemplated by the Transaction Documents will not become, the member of any “group” within the meaning of Section 13(d)(3) of the Exchange Act.

5.   Covenants. The parties covenant as follows:

(a)   Seller Securities Compliance. Seller shall notify the SEC in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Shares as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to Buyer or subsequent holders.

(b)   Reporting Status. So long as Buyer beneficially owns any of the Shares, Seller shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act as if it was required to do so, and Seller shall not cease to file reports under the Exchange Act.

(c)   Press Release. Seller shall file with the SEC, a current report on Form 8-K describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto the forms of this Agreement and the Registration Rights Agreement) within four (4) business days following the Closing.

(d)   Buyer Securities Compliance. Buyer covenants to timely file any filings with the SEC or any state securities authority required by virtue of its beneficial ownership of the Shares or other shares of Seller or as a result of the transactions contemplated by this Agreement, including, without limitation, any Form 4, Schedule 13D or Schedule 13G in accordance with the Exchange Act.

6.   Miscellaneous.

(a)   Further Action.  Each party agrees to use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

(b)   Entire Agreement; Successors and Assigns.  This Agreement constitutes the entire understanding among the parties with regard to the subjects hereof, superseding all prior understandings, agreements, representations and negotiations, whether oral or written.  The terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective executors, administrators, heirs, successors and assigns of the parties. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(c)   Choice of Law.  This Agreement will be interpreted and enforced in accordance with the laws of the State of Delaware as applied to contracts executed and performed entirely therein.

(d)   Counterparts.  This Agreement may be signed in any number of counterparts and by facsimile, and when so signed and delivered will have the same effect as if all signatures appeared on the same document.

(e)   Notices.  All notices required or permitted under this Agreement must be given in writing (which may include facsimile).  All notices will be effective upon the earlier of (i) receipt (including confirmation that a facsimile has been received) or (ii) two business days after being deposited in the U.S. mail or two business days after being delivered to an overnight courier, in each case properly addressed as set forth on the signature page hereto, as such address may be changed by proper notice to the other parties.

(f)   Interpretation.  All parties have been or have had the opportunity to be assisted by counsel in connection with this Agreement.  Any rule of construction that any ambiguity will be resolved against the drafting party will not be used in the interpretation of this Agreement.

(g)   Amendment and Waiver of Agreement.  This Agreement may be amended or waived only by a written instrument signed by all of the parties hereto.

(h)   Severability.  If any provision of this Agreement or the application of any such provision to any party is held by a court of competent jurisdiction to be contrary to law, such provision will be deemed amended to the minimum extent possible to comply with such law, and the remaining provisions of this Agreement will remain in full force and effect.

(i)   Attorneys' Fees.  If it becomes necessary for any party to initiate legal action or any other proceeding to enforce, defend or construe such party's rights or obligations under this Agreement, the prevailing party will be entitled to reasonable costs and expenses, including attorneys' fees and costs, incurred and paid in connection with such action or proceeding.

(j)   Fees and Expenses.  Seller and Buyer shall each bear its own respective fees and costs in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

SELLER:

SIGNATURE GROUP HOLDINGS, INC.

By:	/s/ CRAIG T. BOUCHARD
Name:	Craig T. Bouchard
Title:	Chairman and CEO

BUYER:

KETTLE HILL PARTNERS, LP

By:	KETTLE HILL CAPITAL, LLC,
its general partner

By:	/s/ ANDREW KURITA
Name:	Andrew Kurita
Title:	Managing Member

KETTLE HILL PARTNERS II, LP

By:	KETTLE HILL CAPITAL, LLC,
its general partner

By:	/s/ ANDREW KURITA
Name:	Andrew Kurita
Title:	Managing Member

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

SELLER WIRE TRANSFER INSTRUCTIONS